AMENDMENT NO. 2
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                            LIBERTY FUNDS TRUST VII

            WHEREAS, Section 1 of Article I of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated October 30, 1998, as amended, of Liberty Funds Trust VII (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

            WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust VII, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust VII" and have authorized the following amendment to said Declaration of Trust:

            Section 1 of Article I is hereby amended to read in its entirety as follows:

                  Section 1. This Trust shall be known as "Columbia Funds Trust
            VII" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                  The foregoing Amendment shall become effective as of October
            13, 2003.

            IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.


      ______________________________            ______________________________
       Douglas A. Hacker                         John J. Neuhauser

      ______________________________            ______________________________
       Janet Langford Kelly                      Joseph R. Palombo

      ______________________________            ______________________________
       Richard W. Lowry                          Thomas E. Stitzel

      ______________________________            ______________________________
       William E. Mayer                          Thomas C. Theobald

      ______________________________            ______________________________
       Charles R. Nelson                         Anne-Lee Verville




Commonwealth of Massachusetts       )
                                    )ss.
County of Suffolk                   )

            Then personally appeared the above-named Trustees and executed Amendment No. 2 to the Amended and Restated Agreement and Declaration of Trust of Liberty Funds Trust VII as their free act and deed, before me, this September 15, 2003.


                                              Erika L. Nager
                                              Notary Public

                                              My Commission Expires: 6/14/2007